UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2008

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, Telephone	I.R.S. Employer Identification Number
1-16305	PUGET ENERGY, INC. A Washington Corporation 10885 - N.E. 4th Street, Suite 1200 Bellevue, Washington 98004-5591 (425) 454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 10885 - N.E. 4th Street, Suite 1200 Bellevue, Washington 98004-5591 (425) 454-6363	91-0374630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Puget Energy, Inc. (“Puget Energy”), the parent company of Puget Sound Energy, Inc. (“PSE”), a regulated utility providing electric and natural gas service primarily to the Puget Sound region of western Washington, noted that on December 30, 2008, the Washington Utilities and Transportation Commission (the “Washington Commission”) issued an order approving the pending acquisition of Puget Energy and PSE by Puget Holdings LLC (“Puget Holdings”), a consortium of long-term infrastructure investors. The order approves and adopts, subject to conditions, a multiparty settlement proposed by all but one of the parties to the proceeding.

The Washington Commission’s order is now being reviewed by PSE and Puget Holdings. PSE and Puget Holdings have ten calendar days, or until January 9, 2009, to accept or reject the conditions included in the Washington Commission’s order or to ask the Washington Commission to reconsider or clarify its decision. Other parties to the proceeding may also ask the Washington Commission to reconsider or clarify its decision, or if no such request is made, appeal the ruling to the superior court within 30 days.

The order issued by the Washington Commission is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS.

99.1	Washington Commission Order

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

By:	/s/ Jennifer L. O’Connor
Jennifer L. O’Connor
Senior Vice President, General Counsel, Corporate Secretary, and Chief Ethics and Compliance Officer

Dated: January 2, 2009